UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 27, 2025

Jacobs Solutions Inc.

(Exact name of Registrant as specified in its charter)

Delaware	1-7463	88-1121891
(State or other jurisdiction of incorporation or organization)	(SEC File No.)	(IRS Employer identification number)

1999 Bryan Street	Suite 3500	Dallas	Texas	75201
(Address of principal executive offices)				(Zip Code)

Registrant’s telephone number (including area code): (214) 583-8500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock $1 par value	J	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01	Entry into a Material Definitive Agreement

On March 27, 2025, Jacobs Solutions Inc., a Delaware corporation (the “Company”), as guarantor, and Jacobs Engineering Group Inc. (the “Borrower”), as borrower, entered into a term loan agreement (the “2025 Term Loan Facility”) with Bank of America, N.A., as administrative agent and sole lead arranger, and the lenders party thereto.

Under the 2025 Term Loan Facility, the Borrower borrowed a $200 million term loan and £410 million term loan for a term of two-years from the date of initial funding. Depending on the Borrower’s consolidated leverage ratio, borrowings under the 2025 Term Loan Facility will bear interest at either a SONIA rate or term SOFR rate plus a margin of between 0.875% and 1.50% or a base rate plus a margin of between 0.00% and 0.50%.

The 2025 Term Loan Facility contains affirmative, negative and financial covenants customary for financings of this type, including, among other things, limitations on certain other indebtedness, investments, liens, mergers, asset sales and transactions with affiliates and customary events of default.

The proceeds from the 2025 Term Loan Facility will be used to repay the indebtedness outstanding under the Amended and Restated Term Loan Agreement (as defined below), to pay fees and expenses in connection with the 2025 Term Loan Facility and for general corporate purposes.

The foregoing summary of the 2025 Term Loan Facility does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the 2025 Term Loan Facility, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement

On March 27, 2025, the Borrower, using the proceeds from the 2025 Term Loan Facility, repaid an amount equal to $120,499,395.60 and £411,869,423.95 in full satisfaction of the aggregate amount outstanding, (including accrued interest) under the amended and restated term loan agreement (the “Amended and Restated Term Loan Agreement”), dated as of February 6, 2023, by and among the lenders party thereto (the “Lenders”) and Bank of America, N.A., as administrative agent. As a result of the repayment, all outstanding indebtedness and obligations of the Company and Borrower under the Amended and Restated Term Loan Agreement have been paid in full and the Company’s ancillary agreements, including the Guaranty made in favor of the Lenders in respect of the borrowings have been concurrently terminated.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information in Item 1.01 is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits:

Exhibit No.	Description

10.1*	Term Loan Agreement, dated as of March 27, 2025, among Jacobs Solutions Inc, Jacobs Engineering Group Inc., the lender party thereto, and Bank of America, N.A., as Administrative Agent

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*

Schedules and other similar attachments have been omitted pursuant to Item 601(a) (5) of Regulation S-K. The registrant hereby undertakes to furnish supplementally copies of any of the omitted schedules or attachments to the Securities and Exchange Commission upon request.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 27, 2025	JACOBS SOLUTIONS INC.

	By:	/s/ Venk Nathamuni
Venk Nathamuni
Chief Financial Officer